EXHIBIT 12.0

                              APS HOLDING CORPORATION
                        (OPERATING AS DEBTOR-IN-POSSESSION)

                     COMPUTATION OF EARNINGS TO FIXED CHARGES
                                  (IN THOUSANDS)

                                                          THREE MONTHS   THREE MONTHS
                                                              ENDED          ENDED
                                                          APRIL 25, 1998  APRIL 25, 1997
                                                          --------------  --------------
Earnings (loss) before writedown on
   interest expense and income taxes ..............       $      (16,046) $        5,783

Portion of operating rents deemed
   representative of an interest factor ...........                1,981           2,228
                                                          --------------  --------------
Earnings (loss) before fixed charges ..............       $      (14,065) $        8,011
                                                          ==============  ==============
Interest expense ..................................       $        5,457  $        7,317
Portion of operating rents deemed
   representative of an interest factor ...........                1,981           2,228
                                                          --------------  --------------
Fixed charges .....................................       $        7,438  $        9,545
                                                          ==============  ==============
Earnings to fixed charges .........................                 -- *             0.8
                                                          ==============  ==============

*Earnings for the three months ended April 25, 1998 are not adequate to cover fixed charges. The coverage deficit for the three months ended April 25, 1998 was $21,503.